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                                                        Exhibit 5


                            RICHARD M. CAHILL, ESQ.
                        Vice President - General Counsel
                            GTE Florida Incorporated
                                600 Hidden Ridge
                              Irving, Texas 75038

                                 (972) 718-6304



December 30, 1997


GTE Florida Incorporated
600 Hidden Ridge
Irving, Texas 75038

Gentlemen:

I have examined a copy of the Registration Statement of GTE Florida Incorporated (the "Company") on Form S-3 under the Securities Act of 1933, as amended and accompanying Prospectus pertaining to the issuance and sale of $400,000,000 aggregate principal amount of its debentures (the "Debentures"). I have also examined a copy of the Company's Restated Articles of Incorporation, as amended, and such corporate records and other documents as I have deemed to be requisite in the premises. I am familiar with the proceedings taken and proposed to be taken by you under my supervision as your counsel in connection with the proposed authorization, issuance, and sale of the Debentures.

It is my opinion that the Debentures, upon the issuance and sale thereof in the manner contemplated in said Registration Statement, will be legally and validly issued and will be binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,



RICHARD M. CAHILL, ESQ.
_______________________
Richard M. Cahill, Esq.
Vice President - General Counsel